EXHIBIT 16.1
June 5, 2009
Securities and Exchange Commission
Washington, DC 20549
Commissioners:
We have read Item 4.01 of Advanced Viral Research Corp.’s Form 8-K filed on June 5, 2009, and we agree with such statements insofar as they relate to our firm and the predecessor firm, Rachlin LLP.
/s/ MarcumRachlin
a division of Marcum LLP
As successor to Rachlin LLP